PARTICIPATION AGREEMENT

November 30, 2007

BETWEEN:

COUNTY LINE ENERGY CORP  having an office at the City of Calgary, in the Province of Alberta (hereinafter referred to as "County Line")

AND:

NUANCE EXPLORATION LTD  having an office at the City of Vancouver, in the Province of British Columbia (hereinafter referred to as "Nuance")

WHEREAS  Black Creek Resources Ltd has entered in to an Seismic Option Agreement with Canpar Holdings Ltd

AND WHEREAS  County Line has entered in to a Participation Agreement with Black Creek Resources Ltd

AND WHEREAS  County Line has met all the conditions to earn an interest in the 10D Hayter 10-8-40-1 W4M Well (the "Well")

AND WHEREAS  Nuance wishes to participate in a working interest in the Well

NOW THEREFORE in consideration of mutual covenants in this agreement the parties agree to the following:

The terms of this agreement will be governed by the requirements of the agreements established between Black Creek Resources, Canpar Holdings Ltd., and County Line Energy Corp.

County Line hereby assigns a 20% working interest to Nuance in the County Line earned interest in the aboved noted Well in consideration of the retirement of the $110,000 Promissory Note issued by County Line and due and payable to Nuance.

Completion expenses will be submitted to Nuance for payment on the basis of 20% of the "Authority of Expeniture" (AFE) costs to complete the Well.

Upon completion of the Well, Nuance will share 20% of revenues as designated to County Line pursuant to the Participation Agreement between County Line and Black Creek Resource Ltd.

Executed at Vancouver in the Province of British Columbia on the date first written above.

NUANCE EXPLORATION LTD.

per /s/ James Bunney
James Bunney, President

COUNTY LINE ENERGY CORP.

per /s/ Harry Bygdnes
Harry Bygdnes, President